SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into as of the 2nd day of January 2009, by and among PERMIAN LEGEND PETROLEUM, LP, a Texas limited partnership, whose address 3327 West Wadley Avenue, Suite 3, No. 267, Midland, Texas 79707 (the “Borrower”); PERMIAN LEGEND, LLC, a Texas limited liability company, whose address is also 3327 West Wadley Avenue, Suite 3, No. 267, Midland, Texas 79707 (“Permian LLC”); LISA P. HAMILTON, an individual, whose address is 3327 West Wadley Avenue, Suite 3, No. 267, Midland, Texas 79707 (“Hamilton”); RONNIE L. STEINOCHER, also an individual, whose address is 2100 West Wadley Avenue, No. 21, Midland, Texas 79701 (“Steinocher”); and AMERICAN STATE BANK, a Texas banking association, whose address is 620 North Grant, Odessa, Texas 79764-4797 (alternatively, the “Bank” or the “Lender”). Permian LLC, Hamilton, and Steinocher are collectively referred to herein as the “Guarantors”.

NOTICE IS TAKEN OF THE FOLLOWING:

A.	Borrower, Guarantors, and Lender have previously entered into that certain Loan Agreement, dated as of August 1, 2008, as modified and amended by that certain First Amendment to Loan Agreement, dated as of October 15, 2008 (as so amended, the “Existing Loan Agreement”). The Existing Loan Agreement amended and superseded previously existing loan agreements by and among the same parties.

B.	The Existing Loan Agreement provides for a term loan in the amount of One Million Six Hundred and Seventy-Five Thousand and No/100 Dollars ($1,675,000.00)(the “Loan”). The Loan is evidenced by a Term Note, dated as of August 1, 2008, as modified and amended by that certain Modification and Amendment of Term Note, dated as of October 15, 2008, in the original principal amount of One Million Six Hundred and Seventy-Five Thousand and No/100 Dollars ($1,675,000.00), executed by the Borrower in favor of the Lender (as so modified, the “Note”). As amended, the Note matures on December 31, 2008 (the “Maturity Date”). The current principal balance outstanding under the Note is One Million Twenty-One Thousand Six Hundred Eighty-Eight and 20/100 Dollars ($1,021,688.20)

C.	The Note is collateralized by Deeds of Trust covering oil and gas properties owned by the Borrower in Haskell, Jones, Nolan, Reagan, Runnels, and Taylor Counties, in the State of Texas (as modified or amended, collectively, the “Deeds of Trust”). In addition, Borrower’s performance under the Note is collateralized by Guaranty Agreements, under which each Guarantor agrees to guaranty the Borrower’s indebtedness evidenced by the Note (collectively, the “Guaranty Agreements”).

D.	The Borrower and Guarantors have now asked the Bank to extend the Maturity Date from December 31, 2008 to February 15, 2009 (the “Extended Maturity Date”). The Bank has agreed to this extension, subject to the satisfaction of the terms and conditions stated in this Amendment.

E.	The Borrower, the Guarantors, and the Lender have agreed to execute this Amendment in order to recognize the extension of the Maturity Date to the Extended Maturity Date.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the terms of the Existing Loan Agreement as follows:

1.	Definitions.

Unless otherwise specifically defined herein, all defined terms used in this Amendment shall have their respective meanings set forth in the Existing Loan Agreement.

2. Amendments.

A.	The definition of “Maturity Dates” found in the Existing Loan Agreement is	hereby amended to refer to the Extended Maturity Date.
B.	The term “Structure” is hereby amended by deleting it in its entirety and	substituting the following:
Structure

Borrower will make a payment of principal under the Loan, in the amount of Ten Thousand and No/100 Dollars ($10,000.00), plus accrued interest, on or before February 1, 2009. On February 15, 2009, the date of final maturity hereunder, all of the outstanding principal and accrued, unpaid interest due under the Loan will be due and payable.

3. Effectiveness.

A.	Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and provisions of the Existing Loan Agreement shall remain unmodified, and the Existing Loan Agreement, as amended and supplemented by this Amendment, is ratified and confirmed as being in full force and effect.

B.	All references to the Existing Loan Agreement herein or in any other document or instrument among Borrower, Guarantors, and Lender shall hereafter be construed to be references to the Existing Loan Agreement, as modified by this Amendment (as so modified, the “Loan Agreement”).

C.	Borrower and Guarantors expressly acknowledge and agree that until such time as they have tendered full and final payment of all fees and expenses (including attorneys’ fees) incurred by the Bank down to the date of this Amendment, the extension granted by the Bank under this Amendment shall be invalid and of no force and effect.

4.	Guarantors. To evidence their continuing guaranty of the Borrower’s obligation under the Loan, Guarantors have executed this Amendment.

5.	Counterparts: This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

6.	Notice of Final Agreement:

THIS WRITTEN AGREEMENT AND ANY OTHER INSTRUMENTS EXECUTED BY THE PARTIES CONTEMPORANEOUSLY HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

{The remainder of this page is intentionally left blank. Signature page follows.}

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

BORROWER:

PERMIAN LEGEND PETROLEUM LP,

A Texas Limited Partnership

By:	Permian Legend, LLC
General Partner
By:	/s/ Lisa P. Hamilton—

Lisa P. Hamilton Manager
By:	/s/ Ronnie L. Steinocher—

Ronnie L. Steinocher Manager
GUARANTORS:

By:	Permian Legend, LLC General Partner
By:	/s/ Lisa P. Hamilton—

Lisa P. Hamilton Manager
By:	/s/ Ronnie L. Steinocher—

Ronnie L. Steinocher Manager

/s/       Lisa P. Hamilton—
Lisa P. Hamilton, Individually

/s/       Ronnie L. Steinocher—

Ronnie L. Steinocher, Individually

LENDER:

AMERICAN STATE BANK

By:       /s/       Mike Marshall—
Mike Marshall
Executive Vice President